UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2020

ETF Managers Group Commodity Trust I

(Exact name of registrant as specified in its charter)

Delaware	001-36851	36-4793446
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

30 Maple Street - Suite 2

Summit, New Jersey 07901

(Address of Principal Executive Offices, including Zip Code)

(844) 383-6477

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Sit Rising Rate ETF	RISE	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On November 18, 2020, ETF Managers Capital LLC (the “Sponsor”) completed the disposition of all of the assets of the Sit Rising Rate ETF (“RISE”). Following the delisting of RISE at the close of trading on October 30, 2020, the Sponsor proceeded to liquidate all positions held by RISE; the positions, other than cash, consisted of futures contracts. All positions were sold through an exchange to unrelated parties. Upon the completion of the disposition, the Sponsor distributed cash to all shareholders in an amount equal to each shareholder’s pro rata interest in RISE, minus costs of closing and transaction costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETF Managers Group Commodity Trust I

/s/ John A. Flanagan
Date: November 18, 2020	John A. Flanagan ETF Managers Capital LLC, Sponsor of ETF Managers Commodity Trust I
Chief Financial Officer

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